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                                    SUBLEASE

         SUBLEASE AGREEMENT dated as of December __, 1999 between CANTOR FITZGERALD SECURITIES, a New York general partnership having an office at One World Trade Center, New York, New York 10048 (hereinafter referred to as "Tenant") and eSPEED, INC., a Delaware corporation, having an office at One World Trade Center, New York, New York 10048 (hereinafter referred to as "Subtenant"):

                               W I T N E S S E T H

         WHEREAS, Tenant has leased certain space, more particularly described in the "Lease" (as hereinafter defined) [the "Demised Premises"] located in the building known as One World Trade Center, New York, New York (the "Building"), pursuant to the provisions of a lease dated October 12, 1978, as amended (the "Lease") between The Port Authority of New York and New Jersey ("Landlord") and Tenant's predecessor-in-interest; and

         WHEREAS, Subtenant is an affiliate of Tenant (with Tenant owning in excess of 50% of the outstanding shares of Subtenant); and

         WHEREAS, Subtenant, and its wholly owned subsidiaries, have been formed to provide certain services formerly provided by a division of Tenant in portions of the Demised Premises; and

         WHEREAS, Subtenant desires to sublease from Tenant such portions of the Demised Premises consisting of the entire rentable area of the 103rd floor of the Building (which space is hereinafter called the "Space").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.    Term, Rent, Late Charges.

               a. Tenant hereby sublets the Space to Subtenant, and Subtenant hereby hires the same from Tenant, for the term (the "Term") commencing on the date hereof (the "Commencement Date"), and ending on March 15, 2012 (the "Expiration Date"), subject to the provisions of paragraph 9 hereof (unless sooner terminated pursuant to the terms hereof).

               b. During the Term, Subtenant shall pay to Tenant, on the first day of each calendar month, an amount equal to the product obtained by multiplying (x) the rate per rentable square foot then being paid by Tenant for rent and all items of additional rent with respect to the Space pursuant to the Lease, by (y) the number of rentable square feet constituting the Space, which, for all purposes, the parties agree is 50,395. Subtenant agrees to pay such rent as provided herein, without any set-off or deduction whatsoever, except as otherwise expressly provided herein. To the extent that Tenant shall be entitled to an abatement of rent and/or additional rent accruing under the Lease during the Term, and arising from a condition which, if Subtenant were the tenant under the Lease, and assuming the Space were the only space demised hereunder, would have entitled Subtenant to such an abatement, then Subtenant shall be entitled to an abatement of rent and/or additional rent hereunder to the extent of the lesser of (x) the amount of the abatement to which Tenant is entitled, or (y) the rent and additional rent payable by Subtenant hereunder during the period of such abatement. Payments for any partial calendar month shall be prorated on a per diem basis.

         2. Use. Subtenant shall use and occupy the Space only as offices and trading facilities, for providing to institutional and retail broker-dealer, other financial services firms and other sellers of goods or services direct, electronic access to certain proprietary hardware, software, trading technologies and systems designed to enable such firms to electronically match, execute and settle trades in a wide variety of fixed income, futures products and other products, subject, in any event, to the provisions of the Lease. Subtenant acknowledges that the Space may be used only for uses which the Landlord determines, acting in a non-arbitrary and non-capricious manner, are in accordance with Chapter 5 of Title 17 of the Unconsolidated Laws of the State of New York.



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         3.    Incorporation of the Lease, Quiet Enjoyment. This Sublease is
expressly made subject and subordinate to the terms and conditions of the Lease and to any and all mortgages and/or ground leases to which the Lease may be or become subject and subordinate. Subtenant hereby agrees to perform all obligations of Tenant under the Lease and to comply with and abide by the terms and conditions thereof, insofar as the same relate to the Space and to Subtenant's use and occupancy thereof arising and accruing during the Term, except for the payment of Tenant's rent and additional rent owing thereunder, other than as set forth in paragraph 1.b hereof. Tenant agrees that Subtenant, upon paying all rent and other charges to be paid by it hereunder, and observing the covenants and conditions hereof on its part to be performed, shall peaceably and quietly enjoy the Space, subject, nevertheless, to the terms and conditions of the Lease. Subtenant shall be entitled to and shall receive, and Tenant shall cooperate with Subtenant at its request in securing for Subtenant, all of the rights, privileges, elections, benefits and services available to Tenant under the Lease, insofar as the same relate to the Space and Subtenant's use and occupancy thereof, except that Subtenant shall not be entitled to any portion of the construction contribution provided for under the Lease with respect to the Space. However, Tenant will not be liable to Subtenant for any failure of Landlord in providing such rights, privileges, elections, benefits and services.

         4. Assignment and Subletting. Subtenant will not assign this Sublease or allow the same to be transferred by operation of law or otherwise, and will not further sublet the Space or any part thereof, or allow the Space, or any part thereof, to be used by others, except with the prior written consent of Tenant and Landlord in accordance with the provisions of the Lease. Any attempted assignment or subletting which is contrary to the provisions of this paragraph shall be void. Notwithstanding the foregoing, Tenant acknowledges that portions of the Space shall be used by eSpeed Securities, Inc., eSpeed Markets, Inc. and eSpeed Government Securities, Inc. for the uses contemplated by, and subject to the provisions of, paragraph 2 hereof. Subtenant represents and warrants to Tenant that each of such entities is a wholly owned subsidiary of Subtenant. In reliance upon such representation, Tenant hereby approves such use, so long as such entities shall remain wholly owned subsidiaries of Subtenant.

         5. Alterations. Subtenant has examined the Space and agrees to accept the Space in its existing condition and state of repair. Any alterations or remodeling that Subtenant may desire to effect shall be subject to the prior written consent of Tenant and Landlord in accordance with the provisions of the Lease, and shall be at the sole expense of Subtenant.

         6. Fixtures and Installations. All alterations, decorations, installations and improvements made in the Space, including all paneling, partitioning and the like, made by either Tenant or Subtenant, shall become the property of Tenant and shall remain upon and be surrendered with the Space as part thereof at the end of the term hereof. Trade fixtures, furnishings, decorations which are not an integral part of the Space and all items of Subtenant's personal property (collectively, "Subtenant's Property"), shall remain the property of Subtenant, and shall be removed from the Space by and at the expense of Subtenant prior to the expiration or other termination of the Term. Any repairs that may be necessitated by the removal of Subtenant's Property shall be promptly made by and at the expense of Subtenant.

         7. Signs. Tenant shall cooperate with Subtenant with respect to requesting that Landlord place Subtenant's name in any building directory serving the Building. Any expense incurred with respect to such request or listing shall be paid by Subtenant. No signs may be put on or in any window nor on the exterior of the Building. Any signs or lettering in the public corridors or on the doors must be submitted to Tenant and Landlord for approval before installation. Tenant agrees that so long as Landlord shall approve such installation, Tenant shall not unreasonably withhold or delay its consent to same.

         8.    End of Term, Holdover.

               a. Upon the expiration or other termination of the Term, Subtenant shall quit and surrender to Tenant the Space, broom clean, in good order and condition, ordinary wear and tear and damage by casualty excepted, and otherwise in the condition required under the Lease, and Subtenant shall remove all of Subtenant's Property, and shall repair all damage to the Building occasioned by such removal. Any property not removed from

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the Space shall be deemed  abandoned by Subtenant and may be disposed of in any manner deemed appropriate by the Tenant.

               b. In no event shall Subtenant have any right to remain in possession of any part of the Space after the expiration or other termination of this Sublease, and Subtenant agrees and understands that (i) it is affirmatively obligated to surrender possession of the Space to Tenant on or before the expiration or other termination of this Sublease, and (ii) any such continued occupation of the Space beyond such date may cause Tenant to sustain consequential damages. Subtenant shall be subject not only to summary proceedings, but also to all costs, losses and damages (consequential or otherwise) related thereto, including, without limitation, any damages arising out of any lost opportunities (and/or new subleases) by Tenant to re-let the Space or any part thereof, in addition to any other remedy provided in this Sublease (as if the same had not expired or terminated) or at law. All damages to Tenant by reason of such holding over by Subtenant may be the subject of a separate action and need not be asserted by Tenant in any summary proceedings against Subtenant.

               c. The aforesaid provisions of this paragraph 8 shall survive the expiration or sooner termination of this Sublease.


         9. Early Termination. Tenant and Subtenant acknowledge and agree that the parties intend that the Term of this Sublease shall end one (1) day prior to the term of the Lease, which day is set forth as the Expiration Date in paragraph 1.a hereof. Subtenant further acknowledges that Tenant has an option (the "Early Termination Option"), as set forth in the Lease, to cancel the Lease prior to the expiration date thereof (which date may be earlier than the Expiration Date hereunder). Anything contained herein to the contrary notwithstanding (including, without limitation, the provisions of paragraphs 1.a and 15.f hereof), Subtenant agrees that in the event Tenant shall exercise its Early Termination Option under the Lease, and as a result thereof, the Lease shall terminate prior to the Expiration Date hereunder, then the Expiration Date hereunder shall be one (1) day prior to the date on which the Lease shall terminate, and this Sublease shall terminate and expire on such date with the same force and effect as if such date were the Expiration Date originally provided for herein. Tenant shall send Subtenant a copy of Tenant's notice exercising the Early Termination Option simultaneously with Tenant sending such notice to the Landlord. Subtenant further agrees that Tenant shall have no liability to Subtenant by reason of Tenant's exercise of the Early Termination Option and the early termination of this Sublease as a result thereof.

         10. Choice of Laws, Jurisdiction. This Sublease shall be construed in accordance with the laws of the State of New York. Each party hereby consents to the jurisdiction and venue of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any claim or controversy arising out of or relating to this Agreement.

         11.   Indemnity, Insurance.

               a. Unless caused by Tenant's negligent acts, or the negligent acts of Tenant's employees, agents, representatives and contractors, Tenant shall not be liable for any damage to persons or property sustained by Subtenant and others by reason of Subtenant's use and occupancy of the Space. Subtenant agrees to indemnify and save Tenant harmless from and against any and all claims arising from Subtenant's use and occupancy of the Space, and will carry liability insurance for bodily injury, death and property damage having limits in the amount of $3,000,000 combined single limit, naming Tenant and Landlord as additional insureds. At or before the Commencement Date, Subtenant will furnish Tenant with a certificate evidencing such insurance coverage for the benefit of Subtenant, Tenant and Landlord, as their respective interests may appear.

               b. Neither Tenant nor its agents shall be liable for any damage to property of Subtenant or of others entrusted to employees of the Building or of Tenant, nor for the loss of or damage to any property of Subtenant by theft or otherwise. Neither Tenant nor its agents shall be liable for any injury or damage to persons, property or business resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance,

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water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Tenant, its agents, servants, representatives, contractors or employees; nor shall Tenant or its agents be liable for any such damage caused by Landlord, other tenants or persons in the Building or caused by operations in construction of any private, public or quasi public work; nor shall Tenant be liable for any latent defect in the Space or in the Building. Subtenant shall reimburse and compensate Tenant as additional rent for all expenditures made by, or damages or fines sustained or incurred by Tenant due to, non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Sublease upon Subtenant's part to be kept, observed, performed or complied with. Subtenant shall give immediate notice to Tenant in case of fire or accidents in the Space or in the Building or of defects therein or in any fixtures or equipment. Each party shall give the other party copies of any notices received from Landlord with respect to the Space during the Term, promptly upon such party's receipt of such notices.

         12. Casualty/Condemnation. With respect to the Space, Subtenant shall have the same rights and obligations as Tenant under the Lease, as if the Space were the only space demised to Tenant thereunder, in the case of damage to or destruction of the Space by fire or other causes or in the case of condemnation.

         13. Default. Any material violation by Subtenant of any of the terms, provisions, covenants or conditions of the Lease, or of any rules or regulations promulgated and enforced by Landlord, which violation continues beyond any applicable grace or notice period provided for the cure thereof, shall constitute a violation of this Sublease. In the event of any such violation or of any default in the payment of rent or any other material violation of this Sublease, Tenant, after giving Subtenant ten (10) days' prior written notice of any payment default and twenty (20) days' written notice for nonpayment defaults, shall have and may exercise against Subtenant all the rights and remedies available to the Landlord under the Lease, as though the same were expressly reiterated herein as the rights of Tenant, unless within the applicable cure period Subtenant has cured the specified default or violation or if the specified default or violation is of such a nature that it cannot be cured within said period, Subtenant has commenced the curing thereof within said period, and diligently prosecutes such curing to completion. No waiver of any such violation by either Tenant or its Landlord shall be deemed a waiver of the term, provisions, covenant, condition, rule or regulation in question or any other subsequent violation.

         14. Notices. All payments and notices made or given hereunder shall be deemed sufficiently made or given if sent by registered or certified mail, return receipt requested, or by recognized overnight courier as follows:

 To Tenant:                           Cantor Fitzgerald Securities
                                      One World Trade Center
                                      New York, NY 10048
                                      Attn:    Douglas B. Gardner

 To Subtenant:                        eSpeed, Inc.
                                      One World Trade Center
                                      103rd Floor
                                      New York, NY 10048
                                      Attn:   General Counsel


or to such other address as may be specified by either party hereto by written notice to the other party hereto.

         15.   Miscellaneous.

               a. The term "Tenant" as used in this Sublease means only the person to whom Subtenant is required by law to attorn, so that, for example, in the event of any assignment by Tenant of the Lease, Tenant shall

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be and hereby is freed and relieved of all terms, covenants, conditions, provisions and agreement of the Tenant thereafter accruing and it shall be deemed and construed, without further agreement between the parties hereto, or their successors and interests, or between the parties hereto and the Assignee, that the Assignee has assumed and agreed to carry out any and all covenants and obligations of Tenant thereafter accruing hereunder.

               b. Subtenant shall look solely to the estate and property of Tenant in the Lease for the satisfaction of Subtenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Tenant in the event of any default or breach by Tenant with respect to any of the terms, covenants and/or conditions of this Sublease to be observed and/or performed by Tenant, and no other property or assets of such Tenant shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies.

               c. With respect to any provision of this Sublease which provides for Tenant's approval and/or consent, Subtenant, in no event, shall be entitled to make, nor shall Subtenant make any claim, and Subtenant hereby waives any claim, for money damages, nor shall Subtenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Subtenant that Tenant has unreasonably withheld or unreasonably delayed any such consent or approval.

               d. Any obligation of Tenant which is contained in this Sublease may be observed or performed by Tenant using reasonable efforts to cause the Landlord under the Lease to observe and/or perform the same. In the event of a default by Landlord in the observance and/or performance of any of its obligations under the Lease relating to the Space, or the use thereof by Subtenant, Tenant agrees that it shall, upon notice from Subtenant, make demand upon Landlord to perform its obligations under the Lease and, provided that Subtenant specifically agrees to pay its pro-rata share (based on the ratio of the affected area of the Space to the affected area of the entire Demised Premises), of all costs and expenses of Tenant, Tenant shall take all appropriate action (including commencement and prosecution of appropriate legal proceedings, provided Subtenant agrees to indemnify [on a pro-rata basis, as provided above] Tenant for any loss, damages, costs and expenses, including reasonable attorneys' fees and disbursements, that Tenant may incur as a result of commencing such legal proceedings) to enforce the Lease. Tenant shall pay the rent and additional rent due under the Lease, and perform all other covenants of Tenant thereunder.

               e. Tenant shall promptly deliver to Subtenant all written notices of default, and notices relating in any material way to the Space, that Tenant receives from Landlord under the Lease.

               f. Tenant hereby represents, warrants and covenants to Subtenant that: (i) Tenant has provided Subtenant with a true, correct and complete copy of the Lease, as amended, and the Lease represents the entire agreement between Tenant and Landlord with respect to the Lease of the Demised Premises, (ii) the Lease is in full force and effect, (iii) neither Landlord nor Tenant has exercised any option or right to (x) cancel or terminate the Lease or shorten the term thereof or (y) reduce or relocate the Demised Premises (except as set forth in the Lease), (iv) the expiration date of the Lease is March 16, 2012, and (v) Tenant agrees that it shall not amend, terminate, modify, waive, surrender the Lease, without the prior written consent of Subtenant (except as contemplated in paragraph 9 hereof), if such amendment, termination, modification, waiver or surrender shall adversely affect Subtenant's rights and privileges under this Sublease.

         16. Broker. Tenant and Subtenant each, as indemnitor, warrants and represents to the other, as indemnitee, that insofar as indemnitor knows, no brokers negotiated this Sublease or are entitled to a commission in connection therewith. Indemnitor does hereby agree to indemnify, defend and hold indemnitee, harmless of and from any claim, damages, judgment, cost and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the indemnitee by reason of any claim of any broker, person or entity who claims to have dealt with the indemnitor in connection with the Space or this Agreement.

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         17.   Landlord's Consent. Simultaneously with the execution hereof,
Tenant and Subtenant are executing a Consent to Sublease Agreement substantially in the form annexed hereto as Exhibit 1, which, pursuant to the terms of the Lease, is a condition to obtaining the consent of the Landlord to this Sublease. Tenant shall promptly deliver such Consent to Sublease Agreement to Landlord for its signature, and shall deliver a fully executed copy thereof to Subtenant promptly upon receipt by Tenant of same from Landlord. Subtenant acknowledges that pursuant to the terms of the Lease, Landlord is required to grant its consent to this Sublease by reason of the fact that Subtenant is and maintains a relationship with Tenant, as more fully described in paragraph 2 of that certain Supplemental No. 2 to the Lease. Subtenant further acknowledges that if at any time during the Term, such required relationship is no longer in effect, the Landlord shall have the right, inter alia, to revoke its consent to this Sublease, in which event this Sublease shall immediately terminate and expire and Subtenant shall immediately vacate the Space and surrender same to Tenant. Subtenant agrees that Tenant shall have no liability to Subtenant for any damages, losses, liability or expense in the event of any such termination.

         18. Entire Agreement. Except only as to references to the Lease contained herein, this Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior negotiations, conversations, correspondence and agreements. There are no representations or warranties not set forth herein. No waiver or modification hereof shall be valid or effective unless in writing signed by the party or parties thereby affected.

         19. Successors and Assigns. This Sublease shall bind and inure to the benefit of the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the day and year first above written.



                           TENANT:            Cantor Fitzgerald Securities



                                              By:
                                                       -----------------------
                                                       Name:
                                                       Title:



                           SUBTENANT:         eSpeed, Inc.


                                              By:
                                                       -----------------------
                                                       Name:
                                                       Title:


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